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                                                                    EXHIBIT 3.70

                             [STATE OF TEXAS LOGO]

                               THE STATE OF TEXAS

                               SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                                       OF

             CHANCELLOR MEDIA/SHAMROCK BROADCASTING OF TEXAS, INC.
                                   FORMERLY:
                      SHAMROCK BROADCASTING OF TEXAS, INC.



The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Amendment.

Dated:         October 20, 1997

Effective:     October 20, 1997



                                            /s/ ANTONIO O. GARZA, JR.
                                       ----------------------------------
                                              Antonio O. Garza, Jr.
                                               Secretary of State

[STATE OF TEXAS SEAL]



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                                                                 FILED
                                                         in the Office of the
                                                     Secretary of State of Texas
                                                             OCT 20, 1997
                                                         Corporations Section

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                      SHAMROCK BROADCASTING OF TEXAS, INC.


     Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     ARTICLE ONE. The name of the corporation is Shamrock Broadcasting of Texas, Inc.

     ARTICLE TWO. The following amendments to the Articles of Incorporation was adopted by the shareholders of the corporation on September 5, 1997:

          Article One of the Articles of Incorporation is hereby amended so as to read as follows: The name of the corporation is CHANCELLOR MEDIA/SHAMROCK BROADCASTING OF TEXAS, INC.

     ARTICLE THREE. The number of shares of the corporation outstanding at the time of such adoption was 1,000, and the number of shares entitled to vote thereon was 1,000.

     ARTICLE FOUR. The holders of all of the shares outstanding and entitled to vote on said amendments have signed a consent in writing adopting said amendment.

     Dated: October 17, 1997


                                        SHAMROCK BROADCASTING OF TEXAS, INC.

                                        By: /s/ OMAR CHOUCAIR
                                            ---------------------------------
                                            Omar Choucair
                                              Its Vice President